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                                                                    EXHIBIT 23.2


                          Most Horowitz & Company, LLP
                          Certified Public Accountants
                           1133 Avenue of the Americas
                            New York, New York 10036
                               Tel: (212)764-4910
                               Fax: (212)575-2017


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent certified public accountants, we hereby consent to the incorporation by reference in Amendment No. 3 to the Registration Statement on Form S-3 of Univec, Inc. of our report, dated May 19, 1999, included in Amendment No. 1 to Univec's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998, previously filed with the Securities and Exchange Commission and to all references to our firm included in this Registration Statement.


/s/ Most Horowitz & Company, LLP
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Most Horowitz & Company, LLP

New York, New York
November 12, 1999